UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/11/2006

Federal Home Loan Bank of Indianapolis
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51404

Federally Chartered Corporation	35-6001443
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 Woodfield Crossing Boulevard
Indianapolis, IN 46240
(Address of principal executive offices, including zip code)

(317) 465-0200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Today, the Federal Home Loan Bank of Indianapolis ("FHLBI") issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein, announcing that FHLBI will be unable to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2006, due to ongoing discussions with the Securities and Exchange Commission ("SEC") regarding technical accounting issues related to FHLBI's historical hedge effectiveness testing procedures and supporting documentation under Statement of Financial Accounting Standard 133 ("SFAS 133"). The FHLBI is unable to predict when it will reach a final resolution of this issue with the SEC. If it is determined that the use of hedge accounting was inappropriate, the resulting changes would have a material impact on its prior financial statements, and the FHLBI may be required to restate such prior financial statements. The amount of any resulting adjustments has not been determined at this time.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c) Exhibits

Exhibit No. 99.1      Press Release dated August 11, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Indianapolis

Date: August 11, 2006	By:	/s/ MARTIN L. HEGER
Martin L. Heger
President - Chief Executive Officer

Date: August 11, 2006	By:	/s/ MILTON J. MILLER II
Milton J. Miller II
Senior Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated August 11, 2006